SCHEDULE 14A
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. __)


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                                   Yahoo! Inc.
                (Name of Registrant as Specified In Its Charter)

                                  Carl C. Icahn
                                Lucian A. Bebchuk
                              Frank J. Biondi, Jr.
                                 John H. Chapple
                                   Mark Cuban
                                    Adam Dell
                                Keith A. Meister
                                 Edward H. Meyer
                                 Brian S. Posner
                                Icahn Partners LP
                          Icahn Partners Master Fund LP
                        Icahn Partners Master Fund II LP
                        Icahn Partners Master Fund III LP
                         High River Limited Partnership
                             Hopper Investments LLC
                                 Barberry Corp.
                                Icahn Onshore LP
                                Icahn Offshore LP
                               Icahn Capital L.P.
                                   IPH GP LLC
                         Icahn Enterprises Holdings L.P.
                           Icahn Enterprises G.P. Inc.
                                  Beckton Corp.
                               Vincent J. Intrieri
                                 David Schechter
                                    Mayu Sris
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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


On July 7, 2008, Carl Icahn issued a press release containing an open letter to Yahoo! shareholders, a copy of which is filed herewith as Exhibit 1 and was also posted on Mr. Icahn's blog, which is located at www.icahnreport.com.


SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF YAHOO! INC. FOR USE AT ITS ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF YAHOO! INC. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN THE PROXY SOLICITATION IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A THAT WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 26, 2008.

                                                                       EXHIBIT 1

                                  Carl C. Icahn

               ICAHN ISSUES OPEN LETTER TO SHAREHOLDERS OF YAHOO!

Contact: Susan Gordon: (212) 702-4309

NEW YORK, NY, JULY 7, 2008. Carl Icahn today issued the following open letter to Yahoo! shareholders.


SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF YAHOO! INC. FOR USE AT ITS ANNUAL MEETING, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN THE PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF YAHOO! INC. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN THE PROXY SOLICITATION IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A THAT WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 26, 2008.

                                  Carl C. Icahn
                                ICAHN CAPITAL LP
                          767 Fifth Avenue, 47th Floor
                               New York, NY 10153

                                  July 7, 2008

Dear Yahoo! Shareholders:

     During the past week I have spoken frequently with Steve Ballmer, CEO of Microsoft. Several of our conversations have lasted as long as an hour. Also, a few of our discussions have taken place while other top executives, such as Kevin Johnson, participated. Our talks centered on the industry in general but, more importantly, on how Yahoo! and Microsoft can do a transaction together. Steve made it abundantly clear that, due to his experiences with Yahoo! during the past several months, he cannot negotiate any transaction with the current board. His logic is simple. If and when a transaction was consummated, Microsoft would be guaranteeing a great deal of capital at closing. However, a transaction could take at least nine months and perhaps longer to obtain regulatory clearance in the U.S., Europe, and elsewhere. During that period, if the current board and management team of Yahoo! mismanage the company (and their recent track record is far from reassuring), Microsoft would be putting its money at risk and a great deal could be lost.

     For example, in a transaction to purchase the whole company, a very large amount of capital would be due at closing. Even in an "alternate" transaction, where just the "Search" assets were purchased, large guarantees would have to be made and, again, large sums could be lost if the company was mismanaged. Microsoft perceives this risk may be quite high with the current board and management in place. However, Steve made it clear to me that if a new board were elected, he would be interested in discussing a major transaction with Yahoo!, such as either a transaction to purchase the "Search" function with large financial guarantees or, in the alternative, purchasing the whole company. He stated that Microsoft would be willing to enter into discussion immediately if the new board that has been nominated were elected. While there can be no assurance of a future transaction, as many of you know, I have negotiated successfully a large number of transactions over the past years. If and when elected, I strongly believe that in very short order the new board would, subject to its fiduciary duties, be presenting to shareholders either a purchase offer for the whole company or a very attractive offer to purchase "Search" with large guarantees. I hope to continue to be speaking to Steve over the next few weeks; however, since I do not as yet represent the Yahoo! board, both Steve and I do not wish to get into details over price, or even which of these transactions makes the most sense.

     Much has been said about how badly the Yahoo! board has "botched up" negotiations with Microsoft over the past months. There is no need to keep pointing out the mistakes I believe Yahoo! made by not immediately taking a $33 offer made by Microsoft. But one thing is clear - Jerry Yang and the current board of Yahoo! will not be able to "botch up" a negotiation with Microsoft again, simply because they will not have the opportunity.

     Our company is now moving toward a precipice. It is currently losing market share in its "Search" function; our current Board has failed to bring in a talented and experienced CEO to replace Jerry Yang and return Jerry to his role as Chief Yahoo!, and currently it is witnessing a meaningful exodus of talent. It is no secret that Google (which hired a great operator as CEO) continues to dramatically outperform Yahoo!. According to publicly available information, Google's income from operations grew 59% per year over the last two years while Yahoo!'s shrank 21% per year. However, none of the above has caused the Yahoo! board to hesitate in paying themselves $10,000 per week. IT IS TIME FOR A CHANGE.

     If elected, I have little doubt that the new board, subject to its fiduciary duties, will do what the current board will not do, i.e.,

     o Immediately start negotiation with Microsoft to sell the whole company or, in the alternative, sell "Search" with large guarantees.

     o Move expeditiously to replace Jerry Yang with a new CEO with operating experience.


                                                              Sincerely yours,


                                                              CARL C. ICAHN